EXHIBIT 99.1

China Natural Gas, Inc. Raises $50 Million in Public Offering of Common Stock

New York, September 3, 2009 – China Natural Gas, Inc. (“China Natural Gas” or the “Company”) (Nasdaq: CHNG), a leading provider of compressed natural gas (CNG) for vehicular fuel and pipeline natural gas for industrial, commercial and residential use in Xi’an, China, today announced that it has priced a public offering of 5,725,000 shares of its common stock, at $8.75 per share. The shares are being sold under the Company's previously filed shelf registration statement, which was declared effective by the Securities and Exchange Commission on August 20, 2009.

Net proceeds, after underwriting discounts and commissions and expenses, will be approximately $47,339,063. China Natural Gas has granted the underwriters an option to purchase up to an additional 858,750 shares to cover over-allotments, if any.  The offering is subject to customary closing conditions and is expected to close on Wednesday, September 9, 2009.

The net proceeds from the offering will be used for the construction of the Company's liquefied natural gas (LNG) facility, the acquisition of eight CNG fueling stations, the purchase of eight CNG trucks to transport CNG and the establishment of a joint venture company with China National Petroleum Corporation Kunlun Natural Gas Co., Ltd., as well as for general working capital purposes.

Roth Capital Partners, LLC is acting as the sole book runner for the offering.  Simmons & Company International is acting as a co-manager for the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any jurisdiction. The shares of common stock may only be offered by means of a prospectus. Copies of the final prospectus supplement and accompanying base prospectus can be obtained from Roth Capital Partners, LLC (Attention: Equity Capital Markets, 24 Corporate Plaza Drive, Newport Beach, CA, 92660, by telephone at 1-949-720-7194 or by e-mail to rothecm@roth.com.)

About China Natural Gas, Inc.

The Company transports, distributes and sells natural gas to commercial, industrial and residential customers through its natural gas pipeline networks in China's Xi'an area, including Lantian County and the districts of Lintong and Baqiao, in Shaanxi Province. The Company owns approximately 120 km of high pressure pipelines in Xi'an, Shaanxi Province and, as of June 30, 2009, operates 23 CNG fuelling stations in Shaanxi Province and 12 CNG fuelling stations in Henan Province.

The Company's four primary business lines include: (1) the distribution and sale of CNG through Company-owned/leased CNG fuelling stations for hybrid (natural gas/gasoline) powered vehicles; (2) the installation, distribution and sale of piped natural gas to residential, commercial and industrial customers through Company-owned pipelines; (3) the distribution and sale of gasoline through Company-owned/leased CNG fuelling stations for hybrid (natural gas/gasoline) powered vehicles; and (4) the conversion of gasoline- fuelled vehicles to hybrid (natural gas/gasoline) powered vehicles through its auto conversion division.

SAFE HARBOR: FORWARD-LOOKING STATEMENTS

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. For example, statements about the future plans and goals of the joint venture with China National Petroleum Corporation Kunlun Natural Gas Co., Ltd. and its prospects are forward looking and subject to risks. China Natural Gas, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on forms 10-K, 10-Q and 8-K, in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, risks outlined in the Company's filings with the U.S. Securities and Exchange Commission, including its registration statements on Forms S-1 and S-3, in each case as amended. The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

This release is not an offer of securities for sale in the United States. Securities may not be offered or sold in the United States absent registration or an exemption from registration. Any public offering of securities to be made in the United States will be made by means of a prospectus that may be obtained from the issuer or selling security holder and that will contain detailed information about the company and management, as well as financial statements.

CONTACT
China Natural Gas, Inc.
Jacky Shi
IR Director
Tel:   +86-29-8832-3325 x 922
Cell:  +86 139-9287-9998
Email: yjshi@naturalgaschina.com

ICR, Inc.
Michael Tieu
Tel: +86 10 6599 7960
Email: Michael.Tieu@icrinc.com